                     Exhibit 99.1

For immediate release:

Alico, Inc. Announces Financial Results for the First Quarter Ended December 31, 2018

Fort Myers, FL, February 11, 2019 - Alico, Inc. (“Alico” or the “Company”) (Nasdaq:"ALCO") today announces financial results for the first quarter ended December 31, 2018. For the quarter ended, the Company recorded a net loss attributable to Alico common stockholders of $2.5 million and a loss of $0.33 per diluted common share, compared to net income attributable to Alico common stockholders of $8.7 million and earnings of $1.05 per diluted common share in the prior year. Net loss attributable to Alico common stockholders for the quarter ended December 31, 2018 is attributed to seasonality of when citrus is harvested. The majority of our citrus crop is harvested in the second and third quarters of the fiscal year; consequently, most of the Company's revenues and cash flows from operating activities is typically recognized in those quarters while our working capital requirements are greater in the first and fourth quarters. Net income attributable to Alico common stockholders in the first quarter of fiscal year 2018 also included higher gains from sales of real estate, property and equipment and assets held for sale and a one-time deferred tax benefit of approximately $11.3 million due to the federal corporate tax rate reduction enacted on December 22, 2017.

When both periods are adjusted for non-recurring items related to transaction costs, separation and consulting arrangements, gains on sale of real estate, property and equipment, assets held for sale, employee stock compensation expense, tender offer, professional fees related to corporate matters and one-time deferred tax adjustments, the Company had an adjusted net loss attributable to Alico common stockholders of $0.8 million, or a net loss of $0.10 per diluted common share, for the fiscal quarter ended December 31, 2018, compared to adjusted net loss attributable to Alico common stockholders of $3.5 million, or a net loss of $0.42 per diluted common share, for the fiscal quarter ended December 30, 2017. Adjusted EBITDA for the fiscal quarters ended December 31, 2018 and 2017 was $4.1 million and $0.8 million, respectively.

The Company reported the following financial results:

(in thousands except for per share amounts)
	Three Months Ended December 31,
	2018	2017	Change

Net (loss) income attributable to Alico, Inc. common stockholders	$(2,467)	$8,746	$(11,213)	(128.2)%
EBITDA (1)	$2,279	$2,074	$205	9.9%
(Loss) earnings per diluted common share (1)	$(0.33)	$1.05	$(1.38)	(131.4)%
Net cash used in operating activities	$(12,001)	$(9,689)	$(2,312)	23.9%

(1) See "Non-GAAP Financial Measures" at the end of this earnings release for details regarding these measures.

Alico Citrus Division Results

For the quarter ended December 31, 2018, Alico Citrus’s Early and Mid-season boxes processed decreased by 18.1%, as a result of harvesting beginning approximately one month later than in the prior year. Harvesting will be completed later this season for the Early and Mid-season crop and we anticipate an overall increase in the number of boxes harvested and operating revenues to be greater for the fiscal year 2019 for the Early and Mid-season crop, as compared to the prior year.

The Company also experienced a reduction in the price per pound solid of $0.27 in the three months ended December 31, 2018, compared to the same period in the prior year. This decrease is attributable to the industry-wide inventory of the Early and Mid-season crop being greater than initially anticipated.

Citrus production for the quarters ended December 31, 2018 and 2017 is summarized in the following table.

(boxes and pound solids in thousands)
	Three Months Ended December 31,
			Change
	2018	2017	Unit	%
Boxes Harvested:
Early and Mid-Season	994	1,214	(220)	(18.1)%
Total Processed	994	1,214	(220)	(18.1)%
Fresh Fruit	103	73	30	41.1%
Total	1,097	1,287	(190)	(14.8)%
Pound Solids Produced:
Early and Mid-Season	5,138	6,069	(931)	(15.3)%
Total	5,138	6,069	(931)	(15.3)%

Average Pound Solids Per Box	5.17	5.00	0.17	3.4%

Price per Pound Solids:
Early and Mid-Season	$2.27	$2.54	$(0.27)	(10.6)%

Alico Citrus operating expenses decreased to $10.9 million for the quarter ended December 31, 2018, compared to $16.3 million for the quarter ended December 31, 2017. The decrease primarily relates to the later timing of the harvesting of the Early and Mid-Season fruit in fiscal year 2019, coupled with the effect of the costs incurred in the three months ended December 31, 2017 for clean-up and repairs as a result of Hurricane Irma, which were not incurred in the quarter ended December 31, 2018.

Water Resources and Other Operations Division Results

The operating results for the Water Resources and Other Operations Division for the three months ended December 31, 2018 improved by approximately $0.4 million, primarily as a result of the Company, upon the sale of its cattle herd in January 2018, entering into a long-term leasing arrangement with the cattle herd purchaser of grazing rights on the Ranch, providing an annual revenue stream of approximately $1.2 million. The Company continues to own the property and conduct its long-term water dispersement program and wildlife management programs.

Other Corporate Financial Information

General and Administrative expenses were $3.5 million for the quarter ended December 31, 2018, as compared to $3.9 million for the quarter ended December 31, 2017. The decrease was driven by a decrease in overall payroll and payroll related expenses of approximately $0.6 million, resulting from a reduction in (i) separation expenses, (ii) accruals for paid time-off, and (iii) personnel and overtime costs. Additionally, audit and tax fees and consulting fees were reduced by approximately $0.3 million. These decreases were partially offset by an increase in professional fees of approximately $0.5 million relating to corporate matters.

Other expense, net was $2.9 million for the quarter ended December 31, 2018, as compared to $0.4 million for the quarter ended December 31, 2017. The increase in other expense, net is primarily attributable to the fact that during the three months ended December 31, 2018 the Company recorded a fair value adjustment of approximately $1.0 million relating to the change in fair value of the derivative asset and liabilities. Additionally, during the three months ended December 31, 2017, the Company recorded a gain on the sale of its office building in Fort Myers, Florida, of approximately $1.8 million. No significant gain on the sale of assets was recorded for the three months ended December 31, 2018.

The Company paid a first quarter cash dividend of $0.06 per share on its outstanding common stock on January 11, 2019 to stockholders of record at December 28, 2018.

At December 31, 2018 the Company had working capital of $27.5 million and had net long-term debt, net of cash and cash equivalents and restricted cash, of $186.7 million.

About Alico

Alico, Inc. primarily operates two divisions: Alico Citrus, one of the nation’s largest citrus producers, and Alico Water Resources and Other Operations, a leading water storage and environmental services division. Learn more about Alico (Nasdaq: "ALCO") at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "believes," and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; changes in the political environment and agendas; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products; increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth and corporate opportunities; onetime events; acquisitions and divestitures; seasonality; our ability to achieve the anticipated cost savings under the Alico 2.0 Modernization Program; customer concentration; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:

John E. Kiernan
Executive Vice President and Chief Financial Officer
(239) 226-2000
JKiernan@alicoinc.com

ALICO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	December 31,	September 30,
	2018	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$272	$25,260
Accounts receivable, net	6,842	2,544
Inventories	42,458	41,033
Assets held for sale	1,215	1,391
Income tax receivable	484	15
Prepaid expenses and other current assets	1,134	818
Derivative asset	3,269	—
Total current assets	55,674	71,061

Restricted cash	7,002	7,000
Property and equipment, net	340,563	340,403
Goodwill	2,246	2,246
Deferred financing costs, net of accumulated amortization	87	136
Other non-current assets	3,182	2,576
Total assets	$408,754	$423,422

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,002	$3,764
Accrued liabilities	4,382	9,226
Long-term debt, current portion	5,300	5,275
Income taxes payable	—	2,320
Other current liabilities	984	913
Derivative liabilities	14,536	—
Total current liabilities	28,204	21,498

Long-term debt:
Principal amount, net of current portion	166,342	169,074
Less: deferred financing costs, net	(1,514)	(1,563)
Long-term debt less current portion and deferred financing costs, net	164,828	167,511
Lines of credit	22,314	2,685
Deferred income tax liabilities	25,153	25,153
Deferred gain on sale	—	24,928
Deferred retirement obligations	4,032	4,052
Total liabilities	244,531	245,827
Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—

Common stock, $1.00 par value, 15,000,000 shares authorized; 8,416,145 and 8,416,145 shares issued and 7,454,795 and 8,199,957 shares outstanding at December 31, 2018 and September 30, 2018, respectively	8,416	8,416
Additional paid in capital	20,384	20,126
Treasury stock, at cost, 961,350 and 216,188 shares held at December 31, 2018 and September 30, 2018, respectively	(32,817)	(7,536)
Retained earnings	162,798	151,111
Total Alico stockholders' equity	158,781	172,117
Noncontrolling interest	5,442	5,478
Total stockholders' equity	164,223	177,595
Total liabilities and stockholders' equity	$408,754	$423,422

ALICO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended December 31,
	2018	2017
Operating revenues:
Alico Citrus	$13,897	$17,079
Water Resources and Other Operations	882	454
Total operating revenues	14,779	17,533

Operating expenses:
Alico Citrus	10,874	16,295
Water Resources and Other Operations	723	656
Total operating expenses	11,597	16,951

Gross profit:	3,182	582
General and administrative expenses	3,450	3,886

Loss from operations	(268)	(3,304)

Other (expense) income:
Interest expense	(1,917)	(2,255)
Gain on sale of real estate, property and equipment and assets held for sale	22	1,736
Change in fair value of derivatives	(956)	—
Other (expense) income, net	(13)	144
Total other expenses, net	(2,864)	(375)

Loss before income taxes	(3,132)	(3,679)
Income tax benefit	(629)	(12,417)

Net (loss) income	(2,503)	8,738
Net loss attributable to noncontrolling interests	36	8
Net (loss) income attributable to Alico, Inc. common stockholders	$(2,467)	$8,746

Per share information attributable to Alico, Inc. common stockholders:
(Loss) earnings per common share:
Basic	$(0.33)	$1.06
Diluted	$(0.33)	$1.05
Weighted-average number of common shares outstanding:
Basic	7,479	8,245
Diluted	7,479	8,364

Cash dividends declared per common share	$0.06	$0.06

ALICO, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended December 31,
	2018	2017

Net cash used in operating activities:
Net (loss) income	$(2,503)	$8,738
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Deferred gain on sale of sugarcane land	—	(141)
Depreciation, depletion and amortization	3,458	3,490
Deferred income tax benefit	(629)	(12,417)
Gain on sale of real estate, property and equipment and assets held for sale	(22)	(1,596)
Change in fair value of derivatives	956	—
Non-cash interest expense on deferred gain on sugarcane land	—	344
Stock-based compensation expense	553	423
Other	(7)	(44)
Changes in operating assets and liabilities:
Accounts receivable	(4,298)	(7,589)
Inventories	(1,425)	3,024
Prepaid expenses and other assets	(343)	(240)
Income tax receivable	(469)	—
Accounts payable and accrued expenses	(5,636)	(3,298)
Income tax payable	(1,691)	—
Other liabilities	55	(383)
Net cash used in operating activities	(12,001)	(9,689)

Cash flows from investing activities:
Purchases of property and equipment	(3,458)	(3,561)
Net proceeds from sale of property and equipment and assets held for sale	202	5,300
Deposits on purchase of citrus trees	(632)	—
Notes receivable	4	—
Net cash (used in) provided by investing activities	(3,884)	1,739

Cash flows from financing activities:
Repayments on revolving lines of credit	(6,948)	(10,608)
Borrowings on revolving lines of credit	26,577	17,731
Principal payments on term loans	(2,707)	(1,118)
Treasury stock purchases	(25,576)	—
Dividends paid	(447)	(494)
Capital lease obligation payments	—	(8)
Net cash (used in) provided by financing activities	(9,101)	5,503

Net decrease in cash and cash equivalents and restricted cash	(24,986)	(2,447)
Cash and cash equivalents and restricted cash at beginning of the period	32,260	3,395

Cash and cash equivalents and restricted cash at end of the period	$7,274	$948

Non-GAAP Financial Measures

Adjusted EBITDA
(in thousands)
	Three Months Ended December 31,
	2018	2017

Net (loss) income attributable to common stockholders	$(2,467)	$8,746
Interest expense	1,917	2,255
Income tax benefit	(629)	(12,417)
Depreciation, depletion and amortization	3,458	3,490
EBITDA	2,279	2,074

Transaction costs	—	76
Stock compensation expense (1)	315	231
Separation and consulting agreement expense	—	188
Tender offer expense	32	—
Professional fees relating to corporate matters	500	—
Change in fair value of derivatives	956	—
Gains on sale of real estate and property and equipment and assets held for sale	(22)	(1,736)

Adjusted EBITDA	$4,060	$833
(1) Includes stock compensation expense for current executives.

Adjusted Loss Per Diluted Common Share
(in thousands)
	Three Months Ended December 31,
	2018	2017

Net (loss) income attributable to common stockholders	$(2,467)	$8,746
One-time deferred tax adjustment due to new tax legislation	—	(11,327)
Transaction costs	—	76
Stock compensation expense (1)	315	231
Separation and consulting agreement expense	—	188
Tender offer expense	32	—
Professional fees relating to corporate matters	500	—
Change in fair value of derivatives	956	—
Gains on sale of real estate and property and equipment and assets held for sale	(22)	(1,736)
Tax impact	(78)	304

Adjusted net loss attributable to common stockholders	$(764)	$(3,518)

Diluted common shares	7,479	8,364

Adjusted Loss per Diluted Common Share	$(0.10)	$(0.42)
(1) Includes stock compensation expense for current executives.

Adjusted Free Cash Flow
(in thousands)

	Three Months Ended December 31,
	2018	2017
Net cash used in operating activities	$(12,001)	$(9,689)
Adjustments for non-recurring items:
Transaction costs	—	76
Separation and consulting agreement expense	—	188
Tender offer expense	32	—
Professional fees relating to corporate matters	500	—
Tax impact	(8)	(65)
Capital expenditures	(3,458)	(3,561)
Adjusted Free Cash Flow	$(14,935)	$(13,051)

Diluted common shares	7,479	8,364

Adjusted Free Cash Flow per Diluted Common Share	$(2.00)	$(1.56)

Alico utilizes the non-GAAP measures EBITDA, Adjusted EBITDA, Adjusted Earnings (Loss) per Diluted Common Share, and Adjusted Free Cash Flow among other measures, to evaluate the performance of its business. Due to significant depreciable assets associated with the nature of our operations and, to a lesser extent, interest costs associated with our capital structure and other factors, management believes that EBITDA, Adjusted EBITDA, Adjusted Earnings (Loss) per Diluted Common Share, and Adjusted Free Cash Flow are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and help investors evaluate our ability to service our debt. Such measurements are not prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to Alico and may not be consistent with methodologies used by other companies. EBITDA is defined as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization. Adjusted EBITDA is defined as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization and adjustments for non-recurring transactions or transactions that are not indicative of our core operating results such as gains or losses on sales of real estate, property and equipment and assets held for sale. Adjusted Earnings (Loss) per Diluted Common Share is defined as earnings adjusted for non-recurring transactions divided by diluted common shares. Adjusted Free Cash Flow is defined as cash provided by (used in) operating activities adjusted for non-recurring transactions less capital expenditures. The Company uses Adjusted Free Cash Flow to evaluate its business and this measure is considered an important indicator of the Company's liquidity, including its ability to reduce net debt, make strategic investments, and pay dividends to common stockholders. The Company’s definition of Adjusted Free Cash Flow does not represent residual cash flows available for discretionary spending.